EXHIBIT 5.1


                                October 13, 1998



The Board of Directors of NL Industries, Inc.
16825 Northchase Drive
Suite 1200
Houston, Texas  77060

      Re: Registration Statement on Form S-8 Relating to 5,000,000 Shares of Common Stock of NL Industries, Inc. Available for Issuance under the NL Industries, Inc. 1998 Long-Term Incentive Plan

Ladies and Gentlemen:

      We have acted as counsel for NL Industries, Inc., a New Jersey corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on October 16, 1998 under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's 5,000,000 shares (the "Shares") of common stock, par value $0.125 per share (the "Common Stock"), available for issuance under the NL Industries, Inc. 1998 Long-Term Incentive Plan (the "Plan").

A.    Basis of Opinions

      As the basis for the opinions expressed in this letter, we have examined and considered originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records, and instruments as we have deemed necessary or appropriate for the expression of such opinions, including, without limitation, the following:

      (1) the Restated Certificate of Incorporation and by-laws of the Company, both as amended to date;

      (2) the minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan and related matters;



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      (3)   the Plan; and

      (4) the Registration Statement.

B.    Opinions

      Based upon the foregoing, having regard for such legal considerations as we have deemed relevant, and subject to the comments, assumptions, limitations, qualifications and exceptions set forth in Section C, we are of the opinion that:

      (1)   the issuance of the Shares has been duly authorized; and

      (2) the Shares, when issued, will be validly issued, fully paid and nonassessable.

C.    Comments, Assumptions, Limitations, Qualifications and Exceptions

      The opinions expressed in Section B above are based upon and subject to the further comments, assumptions, limitations, qualifications and exceptions as set forth below.

      (1) We have assumed, without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies and the veracity of all such documents.

      (2) We have assumed that (a) all awards issued under the Plan ("Awards") will be duly granted in accordance with the terms of the Plan and all Shares issued in connection with the Plan will be duly issued in accordance with the terms of the Plan and any agreements evidencing Awards; (b) the Company will maintain an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance pursuant to the Plan; and (c) the consideration actually received by the Company (or the increase in the Company's capital on the books of the Company, if applicable) for each issued Share is equal to or exceeds the par value thereof.

      (3) The law covered by the opinions expressed in this letter is limited to the federal law of the United States, the New Jersey Business Corporation Act, as amended, and the law of the state of Colorado.

       (4) Except as set forth in subsection C.5 below, the opinions set forth herein are expressed solely for your benefit, and no other party shall be entitled to rely on our opinions without our prior express written consent. Without our prior express written consent, this opinion letter may not be quoted in whole or in part or otherwise referred to in any document or report and may not be furnished to any person or entity, except as set forth in subsection C.5 below.

        (5) We consent to the filing of this letter as an exhibit to the Registration Statement and to reference to our opinions included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.


                                       Respectfully submitted,




                                       /s/  Bartlit  Beck  Herman  Palenchar &
                                      Scott